UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2022 (June 29, 2022)

YEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Ninth Avenue

New York, NY 10011

(Address of principal executive offices, including zip code)

(212) 994-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2022, Yext, Inc. (the “Company”) appointed Faheem Bawa as its Senior Vice President and Chief Accounting Officer and as its principal accounting officer. Effective immediately, Mr. Bawa replaced Darryl Bond as the Company’s Chief Accounting Officer and principal accounting officer. Mr. Bond will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Bawa, age 37, joined the Company in March 2017 as Senior Manager, Accounting and served as the Company’s Corporate Controller since December 2017. Prior to joining the Company, Mr. Bawa served as Senior Manager of Accounting at Vroom from September 2016 to February 2017. Prior to that, Mr. Bawa was at Ernst & Young LLP from 2008 to 2016. Mr. Bawa holds a B.S. in Accounting from the University of Illinois at Urbana-Champaign and an M.B.A from the New York University Leonard N. Stern School of Business.

There are no family relationships between Mr. Bawa and any of the Company’s directors or executive officers and there are no arrangements or understandings between Mr. Bawa and any other persons pursuant to which he was selected as an officer. There are no related party transactions between Mr. Bawa and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin EVP & General Counsel

Date: June 30, 2022